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                                  ATTAHCMENT C


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this post-effective amendment No. 3 to the registration statement of The Travelers Variable Life Insurance Separate Account Three (the "Account") on Form S-6 (File Nos. 33-88576; 811-8950) of our report dated February 19, 1998, on our audit of the financial statements of the Account for the year ended December 31, 1997 which is included in this post-effective amendment to the registration statement. We also consent to the reference to our Firm as experts in the registration statement.



COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
April 24, 1998